Exhibit 99.1
                                                               ------------




                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                              Financial Statements

                                December 31, 2004






                                    Contents
                                    --------


Report of Independent Registered Public Accounting Firm........................1

Audited Financial Statements

Balance Sheets.................................................................2
Statements of Operations.......................................................3
Statements of Operations (Unaudited) ..........................................4
Statements of Stockholder's Equity (Deficit)...................................5
Statements of Cash Flows.......................................................6
Statements of Cash Flows (Unaudited) ..........................................7
Notes to Financial Statements...............................................8-13

             Report of Independent Registered Public Accounting Firm



The Board of Directors
Hydrogen Engine Center, Inc.

We have audited the accompanying balance sheets of Hydrogen Engine Center, Inc. (a corporation in the development stage) as of December 31, 2003 and 2004, and the related statements of operations, stockholder's equity (deficit), and cash flows for the period from May 19, 2003 (inception date) to December 31, 2003, for the year ended December 31, 2004 and for the period from May 19, 2003
(inception date) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit on the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hydrogen Engine Center, Inc. (a corporation in the development stage) as of December 31, 2003 and 2004 and the results of its operations and its cash flows for the period from May 19, 2003 (inception date) to December 31, 2003, for the year ended December 31, 2004, and for the period from May 19, 2003 (inception date) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ LWBJ, LLP
-----------------------------
West Des Moines, Iowa
August 17, 2005

                                              HYDROGEN ENGINE CENTER, INC.
                                        (a corporation in the development stage)

                                                    Balance Sheets

                            December 31, 2003, December 31, 2004 and June 30, 2005 (Unaudited)

                                                                           2003           2004      June 30, 2005
                                                                       -----------    -----------    -----------
Assets                                                                                              (unaudited)
Current assets:
    Cash and cash equivalents                                          $    49,857    $    19,808    $    45,768
    Cash restricted for note payable - bank                                   --             --          650,000
    Accounts receivable                                                       --             --            7,810
    Inventories                                                             19,452        102,124        130,684
    Prepaid expenses                                                           600          3,163          4,220
                                                                       -----------    -----------    -----------
Total current assets                                                        69,909        125,095        838,482

Property and equipment, at cost:
    Vehicles                                                                 1,500          5,000          5,000
    Equipment                                                               49,712         64,453         65,038
    Leasehold improvements                                                  13,772         13,772         13,772
                                                                       -----------    -----------    -----------
                                                                            64,984         83,225         83,810
    Less accumulated depreciation and amortization                           5,959         21,882         30,274
                                                                       -----------    -----------    -----------
                                                                            59,025         61,343         53,536
                                                                       -----------    -----------    -----------
Total assets                                                           $   128,934    $   186,438    $   892,018
                                                                       ===========    ===========    ===========

Liabilities and stockholder's equity (deficit) Current liabilities:
    Accounts payable                                                   $    19,131    $     1,022    $     2,000
    Note payable - bank (Note 2)                                              --             --          650,000
    Accrued expenses                                                          --           17,130         27,381
                                                                       -----------    -----------    -----------
Total current liabilities                                                   19,131         18,152        679,381

Long-term debt:
    Stockholder (Note 2)                                                    17,280         17,280         17,280
    Others (Note 2)                                                         58,000        269,772        429,772
                                                                       -----------    -----------    -----------
Total long-term debt                                                        75,280        287,052        447,052
                                                                       -----------    -----------    -----------
Total liabilities                                                           94,411        305,204      1,126,433

Stockholder's equity (deficit)
    Preferred stock, $0.001 par value; 10,000,000 shares authorized,
      none issued (Note 4)                                                    --             --             --
    Common stock, $0.001 par value; 10,000,000 shares authorized,
      2,000,000 shares issued and outstanding                                2,000          2,000          2,000
    Additional paid-in capital                                              98,165        137,352        149,487
    Deficit accumulated during the development stage                       (65,642)      (258,118)      (385,902)
                                                                       -----------    -----------    -----------
Total stockholder's equity (deficit)                                        34,523       (118,766)      (234,415)
                                                                       -----------    -----------    -----------
Total liabilities and stockholder's equity (deficit)                   $   128,934    $   186,438    $   892,018
                                                                       ===========    ===========    ===========


See accompanying notes.


                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                            Statements of Operations

     For the period from May 19, 2003 (inception date) to December31, 2003, for the year ended December 31, 2004,
   and for the period from May 19, 2003 (inception date) to December 31, 2004

                                       May 19, 2003                  May 19, 2003
                                    (inception date) to          (inception date) to
                                    December 31, 2003     2004    December 31, 2004
                                       -----------    -----------    -----------

Sales                                  $      --      $    19,460    $    19,460
Cost of sales                                 --            4,100          4,100
                                       -----------    -----------    -----------
Gross profit                                  --           15,360         15,360


General and administrative                  63,342        160,307        223,649
Research and development                     2,300         33,342         35,642
                                       -----------    -----------    -----------
                                            65,642        193,649        259,291
                                       -----------    -----------    -----------
Operating loss                             (65,642)      (178,289)      (243,931)

Other income (expense):
    Interest income                           --              743            743
    Interest expense                          --          (14,930)       (14,930)
                                       -----------    -----------    -----------
                                              --          (14,187)       (14,187)
                                       -----------    -----------    -----------
Net loss                               $   (65,642)   $  (192,476)   $  (258,118)
                                       ===========    ===========    ===========

Weighted average shares outstanding      2,000,000      2,000,000      2,000,000
                                       ===========    ===========    ===========

Basic and diluted net loss per share   $     (0.03)         (0.10)   $     (0.13)
                                       ===========    ===========    ===========


See accompanying notes.

                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                      Statements of Operations (Unaudited)

                For the six months ended June 30, 2004 and 2005 and for the period from May 19, 2003 (inception date) to June 30, 2005 (unaudited)

                                                                     May 19, 2003
                                                                  (inception date) to
                                      June 30, 2004  June 30, 2005  June 30, 2005
                                       -----------    -----------    -----------
                                       (unaudited)    (unaudited)    (unaudited)

Sales                                  $      --      $    13,600    $    33,060
Cost of sales                                 --            6,195         10,295
                                       -----------    -----------    -----------
Gross profit                                  --            7,405         22,765


General and administrative                  64,009        106,851        330,500
Research and development                    13,486         17,083         52,725
                                       -----------    -----------    -----------
                                            77,495        123,934        383,225
                                       -----------    -----------    -----------
Operating loss                             (77,495)      (116,529)      (360,460)

Other income (expense):
    Interest income                            628          1,097          1,840
    Interest expense                          (200)       (12,352)       (27,282)
                                       -----------    -----------    -----------
                                               428        (11,255)       (25,442)
                                       -----------    -----------    -----------
Net loss                                   (77,067)   $  (127,784)   $  (385,902)
                                       ===========    ===========    ==========-

Weighted average shares outstanding      2,000,000      2,000,000      2,000,000
                                       ===========    ===========    ===========

Basic and diluted net loss per share         (0.04)   $     (0.06)   4     (0.19)
                                       ===========    ===========    ===========


See accompanying notes.


                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                  Statements of Stockholder's Equity (Deficit)

    For the period from May 19, 2003 (inception  date) to December 31, 2003, for the year ended December 31, 2004, for the period from May 19, 2003
                     (inception date) to December 31, 2004,
             and for the six months ended June 30, 2005 (unaudited)

                                                                                         Deficit
                                                                                       Accumulated
                                                                         Additional    During the
                                            Common Stock   Common Stock    Paid-in     Development
                                               Shares        Amount        Capital        Stage          Total
                                             -----------   -----------   -----------   -----------    -----------
Issuance of common stock to founder in
    exchange for equipment and expenses
    incurred by founder                        2,000,000   $     2,000   $    98,165   $      --      $   100,165

    Net loss                                        --            --            --         (65,642)       (65,642)
                                             -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2003                   2,000,000         2,000        98,165       (65,642)        34,523

Company - related expenses paid by founder          --            --          39,187          --           39,187

    Net loss                                        --            --            --        (192,476)      (192,476)
                                             -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2004                   2,000,000         2,000       137,352      (258,118)      (118,766)

Company - related expenses paid by founder          --            --          12,135          --           12,135
    (unaudited)

    Net loss (unaudited)                            --            --            --        (127,784)      (127,784)
                                             -----------   -----------   -----------   -----------    -----------

Balance at June 30, 2005 (unaudited)           2,000,000         2,000   $   149,487   $  (385,902)   $  (234,415)
                                             ===========   ===========   ===========   ===========    ===========

See accompanying notes.


                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                            Statements of Cash Flows

     For the period from May 19, 2003 (inception date) to December 31, 2003, for the year ended December 31, 2004
   and for the period from May 19, 2003 (inception date) to December 31, 2004

                                                         May 19, 2003                            May 19, 2003
                                                     inception date) to      Year ended       (inception date) to
                                                      December 31, 2003   December 31, 2004   December 31, 2004
                                                         -----------         -----------         -----------
Operating activities
Net loss                                                 $   (65,642)        $  (192,476)        $  (258,118)
Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                             5,959              15,923              21,882
     Increase in inventories                                 (19,451)            (82,673)           (102,124)
     Increase in prepaid expenses                               (600)             (2,563)             (3,163)
     Increase (decrease) in accounts payable                  71,444              21,079              92,523
     Increase in accrued expenses                               --                17,130              17,130
                                                         -----------         -----------         -----------
Net cash used in operating activities                         (8,290)           (223,580)           (231,870)

Investing activities
   Purchases of property and equipment                       (17,133)            (18,241)            (35,374)
                                                         -----------         -----------         -----------
Net cash used in investing activities                        (17,133)            (18,241)            (35,374)

Financing activities
   Proceeds from long-term debt - stockholder                 17,280                --                17,280
   Proceeds from long-term debt - others                      58,000             216,772             274,772
   Payment on long-term debt                                    --                (5,000)             (5,000)
                                                         -----------         -----------         -----------
Net cash provided by financing activities                     75,280             211,772             287,052
                                                         -----------         -----------         -----------
Net increase (decrease) in cash and cash equivalents          49,857             (30,049)             19,808

Cash and cash equivalents at beginning of period                --                49,857                --
                                                         -----------         -----------         -----------
Cash and cash equivalents at end of period               $    49,857         $    19,808         $    19,808
                                                         ===========         ===========         ===========

Supplemental disclosures of cash flow activities
   Interest paid                                         $      --           $       200         $       200

Supplemental schedule of non-cash financing
  and investing activities
   Additional paid-in capital contribution in exchange
     for expenses paid by founder                        $    52,314         $    39,187         $    91,501
   Issuance of common stock and paid in capital
     through contribution of equipment                   $    47,851         $      --           $    47,851


See accompanying notes.


                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                      Statements of Cash Flows (Unaudited)

                For the six months ended June 30, 2004 and 2005 and for the period from May 19, 2003 (inception date) to June 30, 2005 (unaudited)

                                                                                                   May 19, 2003
                                                       Six months ended    Six months ended    (inception date) to
                                                        June 30, 2004        June 30, 2005        June 30, 2005
                                                         -----------          -----------          -----------
                                                         (unaudited)          (unaudited)          (unaudited)
Operating activities
Net loss                                                 $   (77,067)         $  (127,784)         $  (385,902)
Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                             7,962                8,392               30,274
     Increase in accounts receivable                            --                 (7,810)              (7,810)
     Increase in inventories                                 (72,984)             (28,560)            (130,684)
     Increase in prepaid expenses                               (600)              (1,057)              (4,220)
     Increase (decrease) in accounts payable                  19,785               13,113              105,636
     Increase in accrued expenses                               --                 10,251               27,381
                                                         -----------          -----------          -----------
Net cash used in operating activities                       (122,904)            (133,455)            (365,325)

Investing activities
   Purchase of restricted cash                                  --               (650,000)            (650,000)
   Purchases of property and equipment                       (29,733)                (585)             (35,959)
                                                         -----------          -----------          -----------
Net cash used in investing activities                        (29,733)            (650,585)            (685,959)

Financing activities
   Proceeds from note payable - bank                            --                650,000              650,000
   Proceeds from long-term debt - stockholder                   --                   --                 17,280
   Proceeds from long-term debt - others                     196,772              160,000              434,772
   Payment on long-term debt                                    --                   --                 (5,000)
                                                         -----------          -----------          -----------
Net cash provided by financing activities                    196,772              810,000            1,097,052
                                                         -----------          -----------          -----------
Net increase in cash and cash equivalents                     44,135               25,960               45,768

Cash and cash equivalents at beginning of period              49,857               19,808                 --
                                                         -----------          -----------          -----------
Cash and cash equivalents at end of period               $    93,992          $    45,768          $    45,768
                                                         ===========          ===========          ===========

Supplemental disclosures of cash flow activities
   Interest paid                                         $       200          $      --            $       200

Supplemental schedule of non-cash financing
  and investing activities
   Additional paid-in capital contribution in exchange
     for expenses paid by founder                        $      --            $    12,135          $   103,636
   Issuance of common stock and paid in capital
     through contribution of equipment                   $      --            $      --            $    47,851


See accompanying notes.

                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                          Notes to Financial Statements

                                December 31, 2004
               (Information as of June 30, 2005 and the six months
                   ended June 30, 2005 and 2004 is unaudited)


1.   Nature of Business and Significant Accounting Policies

Nature of Operations

Since  its  inception  on May  19,  2003,  Hydrogen  Engine  Center,  Inc.  (the
"Company") has been engaged in designing, developing and planning toward the manufacturing of internal combustion engines that may be fueled either by hydrogen or gasoline for the industrial and power generation markets. The Company has established a process for converting certain Ford internal combustion engines to run efficiently on hydrogen fuel. Hydrogen as a fuel can be readily extracted from water, any hydrocarbon fuel or biomass. The Company expects to file core technology patents covering the use of hydrogen fuel in any internal combustion engine with zero or near zero emissions.

The Company is in the development stage. This stage is characterized by significant expenditures for the design and development of the Company's products and manufacturing processes. Once the Company's planned principal operations commence, its focus will be on the manufacturing and marketing of its hydrogen and other fueled engines and the continued research and development of new products.

In connection with the formation and capitalization of the Company, shares of common stock were issued for other than cash consideration and have been assigned amounts equivalent to the fair value of the expense or assets received in exchange.

The ability of the Company to execute its business plan is dependent on the transaction and subsequent financing described in Note 5.

Cash and Cash Equivalents

The Company considers highly-liquid investments with a maturity of six months or less to be cash equivalents. The Company maintains all of its cash balances in one institution. At various times during the year ended December 31, 2004 and the six months ended June 30, 2005, the maintained balances were in excess of the $100,000 balance insured by the Federal Deposit Insurance Corporation. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Inventories

Inventories consist mainly of finished engines and gen sets that are stated at the lower of cost (determined by the first-in, first-out method) or market value.

                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                    Notes to Financial Statements (continued)

                                December 31, 2004
               (Information as of June 30, 2005 and the six months
                   ended June 30, 2005 and 2004 is unaudited)

1. Nature of Business and Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

                                                                     Years
                                                                     -----
              Vehicles                                                 5
              Equipment                                               5-7

Depreciation expense for the period from May 19, 2003 (inception date) to December 31, 2003, for the year ended December 31, 2004, and the six months ended June 30, 2004 and 2005 was $5,701, $12,550, $6,276, and $6,696,
respectively.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") 109, Accounting for Income Taxes, which provides for a liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences aggregating to approximately $13,000, $52,000 and $79,000 at December 31, 2003 and 2004 and
June 30, 2005, respectively. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2004 and 2003 and June 30, 2005.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Advertising Costs

The Company expenses advertising costs as they are incurred.

                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                    Notes to Financial Statements (continued)

                                December 31, 2004
               (Information as of June 30, 2005 and the six months
                   ended June 30, 2005 and 2004 is unaudited)

1.   Nature of Business and Significant Accounting Policies (continued)

Research and Development Costs

The cost of research, development and product improvement costs are charged to expense as they are incurred. Research, development and product improvement costs for the period from May 19, 2003 (inception date) to December 31, 2003, for the year ended December 31, 2004, and the six months ended June 30, 2004 and 2005 was $2,300, $33,342, $13,486, and $17,083, respectively.

Net Loss Per Share

Basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period. Shares associated with convertible debt are not included because they are antidilutive.

Interim Financial Statements

The financial statements as of June 30, 2005 and for the six months ended June 30, 2004 and 2005 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation in accordance with accounting principles generally accepted in the United States of America have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The  carrying   amounts  reported  in  the  balance  sheet  for  cash  and  cash
equivalents,   accounts  receivable,   accounts  payable  and  accrued  expenses
approximate their fair value due to the short-term nature of these instruments.

                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                    Notes to Financial Statements (continued)

                                December 31, 2004
               (Information as of June 30, 2005 and the six months
                   ended June 30, 2005 and 2004 is unaudited)

1.   Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board "FASB" issued SFAS 123(R) Share-Based Payment. The statement eliminates the ability to account for stock-based compensation using Accounting Principles Board ("APB") Opinion 25 and requires such transactions be recognized as compensation expense in the statement of operations based on their fair values on the date of grant, with the compensation expense recognized over the period in which an employee is required to provide service in exchange for the stock award. The statement is effective for public companies at the beginning of the first interim or annual period beginning after June 15, 2005. The Company is planning to adopt this Statement upon the approval by the Board of Directors of an incentive based stock option plan in August 2005.

2.    Long-Term Debt

Long-term debt consists of unsecured notes payable due to the stockholder and various other parties. The notes require annual payments of interest at 6% and are payable after five (5) years. The Company has not made any interest payments on these notes in 2005. Upon the Company's first outside round of equity funding, these note holders will have the right to convert the initial loan value to Company stock at a price ranging from 80% to 100% of the share price paid by the outside investors. The note holders can elect to be paid in full within thirty (30) days after the closing of the first outside round of equity funding.

Future maturities of long-term debt are as follows:

                                        Other       Stockholder         Total
                                        -----       -----------         -----
     Year ending December 31:
                  2005             $         --     $        --      $        --
                  2006                       --              --               --
                  2007                       --              --               --
                  2008                   53,000          17,280           70,280
                  2009                  216,772              --          216,772
                                   ------------     -----------      -----------
                                   $    269,772     $    17,280      $   287,052
                                   ============     ===========      ===========

At May 31, 2005, the Company executed a note payable agreement with a bank for $650,000 to provide funding for an Iowa Economic Development Grant. The note accrues interest at 4.2% through November 30, 2005, at which time the balance becomes due. This note is secured by a certificate of deposit held at the bank.

                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                    Notes to Financial Statements (continued)

                                December 31, 2004
               (Information as of June 30, 2005 and the six months
                   ended June 30, 2005 and 2004 is unaudited)

3.   Operating Leases

The Company leases a building which is used for production and storage and office space. The Company is responsible for insurance and repairs. This lease requires monthly rental payments of $600 and expires on April 30, 2006. At the option of the Company, the lease can be extended for two (2) additional terms at $650 per month for the first year and $700 per month for the second year. Rent expense under this lease was $4,800, $7,200, $3,000 and $4,200 for the period from May 19, 2003 (inception date) to December 31, 2003, for the year ended December 31, 2004 and for the six months ended June 30, 2004 and 2005, respectively.

The following is a schedule of future non-cancelable lease obligations for the building:

         Year ending December 31:
                  2005                                        $   7,200
                  2006                                            2,400
                                                              ---------
                                                              $   9,600

The Company also leases storage sheds on a month-to-month lease for various amounts. Rent expense under this lease was $2,970, $8,600, $- and $420 for the period from May 19, 2003 (inception date) to December 31, 2003, for the year ended December 31, 2004 and for the six months ended June 30, 2004 and 2005, respectively.

4.   Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

5.   Subsequent Events

The Company entered into an agreement with Green Mt. Labs, Inc., a Nevada corporation, ("Green Mt.") under which the Company will be acquired by Green Mt. and the Company, along with a newly created subsidiary of Green Mt., entered into the agreement and plan of merger on June 3, 2005 and executed a revised and amended agreement on July 6, 2005 and an addendum on July 29, 2005. Pursuant to that agreement, the Green Mt. subsidiary will be merged with and into the Company. Green Mt. will, among other things, issue 16,297,200 shares of its authorized, but previously unissued common stock, to the sole stockholder of the Company in exchange for all of the issued and outstanding common stock of the Company.

Upon the closing of the acquisition, all of Green Mt.'s existing officers and directors will resign and up to five (5) new directors and new management will be appointed. The acquisition is expected to close on or about August 30, 2005, and will become effective upon the filing of the Articles of Merger with the offices of the Secretaries of the States of Nevada and Iowa. The Company anticipates the filings will occur immediately after the closing.

                          HYDROGEN ENGINE CENTER, INC.
                    (a corporation in the development stage)

                    Notes to Financial Statements (continued)

                                December 31, 2004
               (Information as of June 30, 2005 and the six months
                   ended June 30, 2005 and 2004 is unaudited)

5.   Subsequent Events (continued)

At the effective time of the merger, the sole stockholder of the Company will own 81.0% of the outstanding shares of Green Mt. common stock. Green Mt. is currently offering a maximum of 4,000,000 of its shares of common stock to certain selected investors in a private offering at the price of $1.00 per share. It is anticipated that shares in this private offering will be issued shortly after the effective time of the merger. If the maximum number of shares in that offering is sold, the Company's sole stockholder will own 67.6% of the shares outstanding and the purchasers of shares in the private offering will own 16.6% of the shares outstanding.

Shortly after the effective time of the merger, Green Mt. plans to change its name to Hydrogen Engine Center, Inc.

During 2005, the Company has secured certain financing in the form of loans and grants, which are set forth below, in order to proceed with the development of its facilities and to commence operations:

     o Received a loan of $146,124 from the Algona Area Economic Development Corporation (of which $135,300 is forgivable) to acquire land on which a manufacturing facility is to be built;
     o Received a $200,000 forgivable loan from the City of Algona, Iowa for commencing the building of a 120,000 sq. ft. manufacturing building in Algona;
     o Received a $650,000 bank loan which is secured by a certificate of deposit for the funding of the Iowa Department of Economic Development forgivable loan;
     o Received a $400,000 forgivable loan from the Iowa Department of Economic Development to be used for building facilities and/or working capital;
     o Received a grant of up to $1.3 million in the form of industrial new jobs and training certificates from Iowa Lakes Community College in Estherville, Iowa, to be used over a 10-year period ($130,000 per year) for the creation of new jobs and training to be provided by the College.











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